NONQUALIFIED DEFERRED COMPENSATION PLAN

BASIC PLAN DOCUMENT

SPONSORED BY

GREAT-WEST LIFE & ANNUITY

INSURANCE COMPANY

Paragraph			Page

		ARTICLE VII
		VESTING
	7.1	Deferrals	15
	7.2	Company Contributions	15
	7.3	Computation Period	15
	7.4	Assets	15

		ARTICLE VIII
		PLAN ADMINISTRATION
	8.1	Administrator	16
	8.2	Duties Of Administrator	16
	8.3	Delegation of Duties and Employment of Agents	16
	8.4	Company	16
	8.5	Administrative Fees And Expenses	16

		ARTICLE IX
		AMENDMENT AND TERMINATION
	9.1	Amendment	17
	9.2	Termination	17

		ARTICLE X
		MISCELLANEOUS
	10	Total Agreement	18
	10	Employment Rights	18
	10	Governing Law	18

PREAMBLE

The Company, by executing the attached Adoption Agreement, hereby establishes an unfunded Nonqualified Deferred Compensation Plan for a select group of management or highly compensated Employees. Under Plan terms, eligible management or highly compensated Employees will be permitted to defer a portion of their Compensation not yet earned until they attain their Benefit Distribution Date defined under paragraph 1.4 of the Plan. Participants shall have no right, either directly or indirectly, to anticipate, sell, assign or otherwise transfer any benefit accrued under the Plan. In addition, no Participant shall have any interest in any Company assets set aside as a source of funds to satisfy its benefit obligations under the Plan, including the establishment of any trust under the terms of Revenue Procedure 92-64 or under the terms of any amendment thereof or successor thereto. Participants shall have the status of general unsecured creditors of the employer and the Plan constitutes an unsecured promise by the employer to make benefit payments in the future.

ARTICLE I
DEFINITIONS

1.1	Administrator
The individual or committee appointed by the Company to administer the Plan as provided herein. If no such appointment is made, the Compensation Committee ("Compensation Committee") of the Board Of Directors ("Board") of the Company shall serve as the Administrator. If a Compensation Committee does not exist and no appointment is made by the Board, then the Board shall serve as the Administrator.

1.2	Adoption Agreement	The written instrument attached to this Basic Plan Document by which the Company elects to establish a Nonqualified Deferred Compensation Plan for eligible Employees.

1.3	Beneficiary
An individual, individuals or trust designated by the Participant to receive his or her benefit in the event of the Participant's death. If more than one Beneficiary survives the Participant, payments shall be made equally to all such beneficiaries, unless otherwise provided in the Beneficiary form. Nothing herein shall prevent the Participant from designating primary and secondary Beneficiaries. Elections made by a Participant as to the timing and method of payment shall be binding on all Beneficiaries named by the Participant in his or her most recently dated Beneficiary form.

1.4	Benefit Distribution Date
The date on which a Participant's benefit is payable under the Plan as elected by the Participant in his or her initial Deferral Agreement. A Participant shall have no right to receive payment of his or her benefit until reaching his or her Benefit Distribution Date.

1.5	Change of Control
The purchase or other acquisition by any person, entity or group of persons within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("ACT"), (or any comparable successor provisions, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the ACT) of 50 percent or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the Company's assets.

1.6	Code	The Internal Revenue Code of 1986, as amended.

1.7	Company
The corporation or business entity which adopts this Plan and any member of a controlled group of corporations, all commonly controlled trades or businesses and any member of an affiliated service group.

1.8	Compensation
The total annual remuneration for employment or contracted services received by an Employee or Independent Contractor from the Company and reported on his or her tax Form W-2 and/or Form 1099. Compensation shall also include amounts deferred under this Plan, under a Cafeteria Plan described at Code §125, under a Cash or Deferred Plan described at Code §401(k) and under any other Company plan qualified under Code §401(a) sponsored by the Company. Compensation shall only include remuneration earned while an individual is an Employee or Independent Contractor of the Company.

1.9	Deferral Agreement
The written agreement between an eligible Employee and the Company to defer receipt by the Employee of Compensation not yet earned. Such agreement shall state the deferral amount or percentage of Compensation to be withheld from the Employee's Compensation and shall state the date on which the agreement is effective as provided at paragraph 3.1.

1.10	Deferrals
That portion of an Employee's Compensation which is deferred under the terms of this Plan. Such Compensation cannot yet have been earned by the Employee at the time of the Participant's election to defer.

1.11	Distributable Event	An event described at paragraph 6.2 of the Plan and at section II (a) of the Adoption Agreement which will cause a Participant's benefit to be payable on the next following Benefit Distribution Date.

1.12	Effective Date	The date on which the Company's Nonqualified Deferred Compensation Plan or any amendment thereto becomes effective.

1.13	Employee
Any person employed by the Company as a common-law employee, a member of the board of directors of the Company or an Independent Contractor deemed to be an Employee by the Company. Individuals who shall be treated as Employees for purposes of the Plan shall be limited to those individuals who are within a select group of management or highly compensated Employees as determined by the Company in its sole discretion.

1.14	Entry Date	The date on which an Employee commences participation in the Plan as determined by the Company in the Adoption Agreement.

1.15	ERISA	The Employee Retirement Income Security Act of 1974, as amended.

1.16	Independent Contractor
Individuals other than partnerships or corporations who perform services on a contractual basis for the Company. Independent Contractors may be deemed to be Employees for purposes of this Plan if so elected by the Company. The Company, in its sole discretion shall determine whether any Independent Contractor shall be treated as an Employee for purposes of this Plan only.

1.17	Nonqualified Deferred Compensation Plan
A plan, within the meaning of ERISA §201(2), the purpose of which is to permit a select group of management or highly compensated Employees to defer receipt of a portion of their Compensation to a future date.

1.18	Participant
An Employee who is eligible to participate in the Plan and who is currently deferring a portion of his or her Compensation under this Plan. An Employee or former Employee who has previously deferred a portion of his or her Compensation under the Plan and who is still entitled to the payment of benefits under the Plan shall also be considered a Participant.

1.19	Plan	The Nonqualified Deferred Compensation Plan established by the Company under the terms of this document and the accompanying Adoption Agreement.

1.20	Plan Year	The 12 consecutive month period as defined by the Company in the Adoption Agreement.

1.21	Separation From Service	The severance of an Employee's employment with the Company for any reason.

1.22	Sponsor
Great-West Life & Annuity Insurance Company and any member of the same controlled group of corporations and any corporation which succeeds the Sponsor by merger or by acquisition of assets. The term Sponsor shall apply to the organization sponsoring this document and supporting administrative forms and not to a Company who may utilize this document and supporting administrative forms to establish a nonqualified deferred compensation plan for a select group of management or highly compensated employees.

1.23	Trust
The agreement, if any, between the Company and the Trustee under which any assets delivered by the Company to the Trustee will be held and managed. Any assets held under the terms of the Trust shall be the exclusive property of the Company and shall be subject to creditor claims of the Company. Participants shall have no right secured or unsecured to any assets held under the terms of any Trust which may be adopted by the Company.

1.24	Trustee	If the Company adopts a Trust, the institution named by the Company in the Trust agreement and any corporation which succeeds the Trustee by merger or by acquisition of assets.

1.25	Valuation Date	The date on which Participant accounts are valued hereunder.

ARTICLE II
ELIGIBILITY REQUIREMENTS

2.1	Participation
Employees who meet the eligibility requirements set forth in the Adoption Agreement on the date the Plan is adopted by the Company shall become Participants on the first Entry Date following the date of adoption. Employees who have not satisfied the eligibility requirements on the date of adoption shall become Participants on the Entry Date immediately following the date on which they meet the eligibility requirements. In the event an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, such Employee shall be eligible to participate on the Entry Date immediately following the date on which the Employee becomes a member of the eligible class.

2.2	Change In Classification
Of Employment In the event a Participant becomes ineligible to participate because he or she is no longer a member of an eligible class of Employees, such Employee shall be eligible to participate on the Entry Date which follows his or her return to an eligible class of Employees.

2.3	Computation Period
To determine Years of Service for eligibility purposes, the 12-consecutive month period shall commence on the date on which an Employee first performs an hour of service for the Company and each anniversary thereof, such that the succeeding 12-consecutive month period commences with the employee's first anniversary of employment and so on. An hour of service shall mean each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Company.

2.4	Service With Controlled Groups
All Years of Service with other members of a controlled group of corporations as defined in Code §414(b), trades or businesses under common control as defined in Code §414(c), or members of an affiliated service group as defined in Code §414(m), if applicable, shall be credited for purposes of determining an Employee's eligibility to participate.

ARTICLE III
DEFERRAL OF COMPENSATION

3.1	Deferral Agreement
The Participant shall enter into a Deferral Agreement with the Company authorizing the deferral of all or part of the Participant's Compensation under the Plan earned during the period in which the individual participates in the Plan. The Participant's initial Deferral Agreement shall also specify the Distributable Events elected by the Participant, the Benefit Distribution Date and the method of payment with respect to benefits attributable to Deferrals and Company contributions, if any, for the initial Plan Year and for each year thereafter. The election with respect to the Distributable Events, Benefit Distribution Date and method of payment shall be irrevocable. Employees who are eligible on the date the Plan is first effective may make an election to defer Compensation within 30 days after the Effective Date for services to be performed after the Entry Date. Notwithstanding the preceding sentence, if the Company selects the Effective Date as the Entry Date, then the period of service upon which deferrals are based shall commence after the date the Employee elects to defer Compensation. Employees first becoming eligible after the date the Plan is effective may make an election to defer Compensation within 30 days after the Participant's initial eligibility date for services to be performed after the Entry Date. In no event shall an Employee be permitted to defer Compensation for a pay period which has commenced prior to the date on which the Deferral Agreement is signed by the Employee and accepted by the Plan Administrator.

3.2	Deferral Procedure
Upon receipt of a properly completed and executed Deferral Agreement the Administrator shall notify the Company to commence to withhold that portion of the Participant's Compensation specified in the agreement. In no event will the Participant be permitted to defer more than the amount specified by the Company in the Adoption Agreement.

3.3	Amending Deferral Agreement
A Participant shall be permitted to increase or decrease his or her Deferrals by filing an amended Deferral Agreement with the Administrator. Such amendment shall be effective on the first day of the first payroll period beginning in the next Plan Year which follows the date on which the amended Deferral Agreement is received by the Administrator.

3.4	Termination Of Deferral Agreement
The Company shall have the right to terminate an Employee's Deferral Agreement at any time upon written notice to the Employee. Such termination shall be effective on the first day of the next payroll period. In no event shall the Company have the right to terminate a Deferral Agreement with respect to Compensation already deferred. The Employee shall also have the right to terminate his or her Deferral Agreement upon written notice to the Plan Administrator. Such termination shall be effective on the first day of the first payroll period following the date on which the termination request is received by the Administrator. The Employee shall not be permitted to reinstate a new Deferral Agreement until the first day of the first payroll period beginning in the Plan Year following the date on which a new Deferral Agreement is received by the Administrator.

ARTICLE IV
COMPANY CONTRIBUTIONS

4.1	Employee Deferrals
The Company shall remit to the Sponsor all amounts deferred by Participants under the terms of their respective Deferral Agreements. Remittance by the Company shall be made as soon as administratively feasible following the date the funds were withheld from the Participant's Compensation but not later than 30 business days following the date withheld. Any such Deferrals held by the Sponsor plus any investment earnings thereon shall remain the property of the Company and shall be subject to the claims of the Company's creditors.

4.2	Company Contributions
The Company may make matching or discretionary contributions under the terms of the Plan. The amount of the Company's discretionary and/or matching contribution and the formula(s) for allocating such contributions will be determined by the Company in the Adoption Agreement. Any such contributions plus the earnings thereon shall be held by the Sponsor but shall remain the property of the Company and shall be subject to the claims of the Company's creditors. Any Company contributions made under the Plan shall be transmitted to the Sponsor not less frequently than annually.

4.3	Responsibility For Contributions
The Company has sole responsibility for remitting Employee Deferrals and Company contributions to the Sponsor for investment purposes. The Sponsor shall have no duty to determine whether the funds paid by the Company are the correct amount or that they have been transmitted in a timely manner.

ARTICLE V
PARTICIPANT ACCOUNTS AND REPORTS

5.1	Establishment Of Accounts
The Administrator shall establish and maintain individual bookkeeping accounts on behalf of each Participant for purposes of determining each Participant's benefits under the Plan. Separate sub-accounts shall be established for each Participant with respect to each different type of contribution elected in the Adoption Agreement and for each Deferral Agreement for which a different form of payment has been elected.

5.2	Account Maintenance
The Administrator shall add to each Participant's account amounts representing:
•  Employee Deferrals,
•  Company matching or discretionary contributions, if applicable, and
•  Investment earnings.
The Administrator shall deduct from each Participant's account amounts representing:
•  Distributions to the Participant or Beneficiary,
•  Investment losses,
•  and any Plan administrative expenses attributable to the Participant's benefits under the Plan which are paid from funds accumulated by the Company in trust or otherwise as a reserve to satisfy the Company's liabilities under the Plan.
Investment gains and losses will be determined on the basis of the performance of investment preferences selected by each Participant from such investment options as the Administrator may specify from time to time. The Administrator is not, however, required to purchase or hold assets in accordance with Participant’s investment preferences.

5.3	Valuation Of Assets
As of each Valuation Date the Administrator shall determine the fair market value of all assets held under the terms of the Plan. The valuation of securities traded on a national securities exchange shall be determined on the last business day of the valuation period in accordance with established or recognized industry standards for the valuation of traded securities.

5.4	Allocation Methods
The Company's matching contributions, if any, shall be allocated to eligible Participants in accordance with the allocation formula elected in the Adoption Agreement. The Company's discretionary contribution, if any, shall be allocated to eligible Participants in proportion to each such Participant's compensation as a percentage of the aggregate compensation paid to all such eligible Participants. If contributions are invested in mutual funds or other pooled investment fund, the investment earnings allocable to each such Participant shall be determined by reference to the value of the applicable fund.

5.5	Valuation Date
The fair market value of each Participant's benefit shall be valued as of the close of business each day on which securities are traded on a national securities market. If securities are not traded on a national securities market on the last day of the Plan Year, the fair market value of a Participant's benefit shall be determined with reference to the value of securities traded on the most recent day preceding the last day of the Plan Year.

5.6	Participant Statements
The Administrator shall provide Participants with a statement of his or her account showing the additions to and deductions from such account during the period from the last statement date. Such statement shall be provided to Participants as soon as administratively feasible following the end of each Plan Year and on such other dates as agreed to by the Company and the party maintaining Participant records.

5.7	Investment Preference
Participants shall have the opportunity to state an investment preference with respect to the deemed investment of any Deferrals and Company contributions, if any, made under the terms of the Plan. A Participant's investment preference shall be communicated to the Administrator by completion and delivery to the Administrator of an Investment Preference Form. The Administrator shall review the form and may in its sole discretion implement a program reflecting the Participant's investment preferences. Participants shall indicate their initial investment preferences by filing an investment preference form with the Administrator prior to the date on which Deferrals commence under the terms of the Participant's Deferral Agreement. Participants shall have the opportunity to change their investment preferences with respect to new Deferrals and/or Company contributions or with respect to existing balances upon notice to the Administrator. The Administrator shall establish procedures with respect to the implementation of Participant investment preferences.

ARTICLE VI
BENEFITS AND DISTRIBUTIONS

6.1	Benefits
A Participant's or Beneficiary's benefit payable under the Plan shall be determined by reference to the value of the Participant's account balance at the time of a Distributable Event under the Plan. Such benefit shall be payable from the general assets of the Company which includes any assets which may be held in trust. In no event will a Participant's right to a benefit under this Plan give such Participant a secured right or claim on any assets held by the Company in trust or otherwise as a reserve to fulfill its obligations under the Plan.

6.2	Distributable Event
A Participant's benefit shall be payable as soon as administratively feasible following the Benefit Distribution Date coincident with or first following the earlier of the date on which:
•  The Participant attains his or her normal retirement age,
•  The Participant terminates employment with the Company,
•  The Participant dies,
•  Termination of the Plan under paragraph 9.2 hereof, and
•  As otherwise provided in the Adoption Agreement and elected by a Participant in his or her initial Deferral Agreement.
No Participant shall have any right to receive payment of his or her benefit under the Plan prior to the Benefit Distribution Date.

6.3	Form Of Payment
A Participant's benefit shall be paid in the form of a lump sum or installments. If Installment payments are elected by the Participant in his or her initial Deferral Election, such payments shall be made monthly. Installment payments may be made over any period not in excess of the life expectancy of the Participant. Any election of a form of payment must be made by the Participant prior to the first period of service for which a Deferral is made. Such election as to the form of payment may not be changed in connection with a future deferral election by a Participant under the Plan.

6.4	Payment Medium	The Company will pay a lump sum distribution in the form of cash or in kind. Installment payments will always be paid in the form of cash.
6.5	Death Benefits
Any benefit to which a deceased Participant is entitled to receive under the Plan shall be paid to such Participant's Beneficiary. Such death benefit shall be paid in accordance with the form of payment elected by the Participant as provided at paragraph 6.3 hereof.

6.6	Beneficiary Designation
A Participant shall have the right to designate a beneficiary and to amend or revoke such designation at any time in writing. Such designation, amendment or revocation shall be effective upon receipt by the Administrator. A Participant may not, however, change his or her Beneficiary (during the life of such Beneficiary) after payments have commenced under an installment payment option where the payment period is determined by reference to the life expectancy of the Participant and his or her Beneficiary.

6.7	No Beneficiary
If no beneficiary designation is made, or if the beneficiary designation is held invalid, or if no Beneficiary survives the Participant and benefits remain payable following the
Participant's death, the Administrator shall direct that payment of benefits be made to the person or persons in the first category in which there is a survivor. The categories of successor beneficiaries, in order, are as follows:
•  Participant's spouse;
•  Participant's descendants, per stirpes (eligible descendants shall be determined by the intestacy laws of the state in which the decedent is domiciled);
•  Participant's parents;
•  Participant's brothers and sisters (including step brothers and step sisters); and
•  Participant's estate.

6.8	Hardship Withdrawal
A Participant who incurs a severe financial hardship resulting from an unforeseeable emergency may request a hardship withdrawal of his or her Deferrals and Company related vested contributions and any investment earnings on such Deferrals or Company related contributions. An unforeseeable emergency is a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant as defined at Code §152(a), a loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant. An unforeseeable emergency shall not include the need to send a Participant's child to college or the desire to purchase a home. A request for hardship withdrawal shall be submitted to the Administrator in writing and shall describe the unforeseeable emergency and state that the hardship cannot be relieved:
•  Through reimbursement or compensation by insurance or otherwise,
•  By liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or
•  By cessation of deferrals under the Plan.
•  The Administrator shall have sole authority to approve or disapprove of all requests for a hardship withdrawal and shall evaluate all such requests in a uniform and nondiscriminatory manner.

6.9	Claims Procedure
A Participant or authorized representative of a Participant may submit to the Plan Administrator questions regarding Plan Benefits or a claim for the payment of benefits. Such question or claim may be submitted at any time. However, benefit payments shall not be payable earlier than permitted by the Plan. The Administrator shall accept, reject, or modify such request and shall send written notification to the Participant setting forth the response of the Administrator and in the case of a denial or modification the Administrator shall:
state the specific reason or reasons for the denial,
provide specific reference to pertinent Plan provisions on which the denial is based, provide a description of any additional material, data or information necessary for the Participant or his representative to perfect the claim and an explanation of why such material or information is necessary, and explain the Plan's claim review procedure.

In the event the request is rejected or modified, the Participant or his representative may appeal within 60 days following receipt by the Participant or representative of such rejection or modification, by submitting a written request for review by the administrator of its initial decision. Within 60 days following such request for review, the Administrator shall render its final decision in writing to the Participant or representative stating specific reasons for such decision. If the Participant or representative is not satisfied with the Administrator's final decision, the Participant or representative can institute an action in a court of competent jurisdiction.

ARTICLE VII
VESTING

7.1	Deferrals
Benefits attributable to Compensation deferred under the terms of this Plan shall be nonforfeitable. However, such benefits shall not be payable to or for the benefit of a Participant until there is a Distributable Event under the Plan.

7.2	Company Contributions
Benefits attributable to Company discretionary and matching contributions shall become nonforfeitable upon the earlier of the Participant completing the Service requirement in the Adoption Agreement, upon reaching normal retirement age or upon death. A Participant's benefits shall also become fully vested in the event the Plan is terminated in accordance with paragraph 9.2 and in the event of a Change Of Control as defined at paragraph 1.5. All other distributable events will vest according to the terms elected in the Adoption Agreement.

7.3	Computation Period
A Participant's Service for purposes of vesting is determined with reference to the Plan Year. A Participant shall be credited with one year of service with respect to each Plan Year during which the Participant completes at least 1,000 hours of service.

7.4	Assets
Regardless of a Participant's vested status, no Participant shall have any vested interest in or claim on any assets held in trust or otherwise either before or after the Participant attains his or her Benefit Distribution Date. A Participant's vested interest in benefits payable under the Plan shall be determined in accordance with paragraph 7.1, 7.2 and the election made by the Company in the Adoption Agreement. A Participant's option to state an investment preference under paragraph 5.7 hereof shall not give a Participant or Beneficiary any ownership right or interest in any asset held in trust or otherwise by the Company as a reserve to satisfy its obligations under the Plan.

All amounts deferred under the Plan, all property and right purchased with such amounts, and all income attributable to such amounts, property or rights will remain (until made available to Participant s and Beneficiaries) solely the property of the Company, subject only to the claims of the Company’s general creditors. Participants and Beneficiaries have only the status of general unsecured creditors of the Company with respect to Plan payments, and the Plan is only a contractual agreement by the Company to make Plan payments in the future.

7.5	Unfunded Plan
In no event will the assets accumulated by the Company in Trust or otherwise be construed as creating a funded Plan under the applicable provisions of the Employee Retirement Income Security Act, as amended, or under the Internal Revenue Code of 1986, as amended, or under the provisions of any other applicable statute or regulation. In this connection, any funds set aside by the Company in trust shall be administered in accordance with the terms of the Trust.

7.6	Assignment And Alienation
No Participant or Beneficiary of a deceased Participant shall have the right to anticipate, assign, transfer, sell, mortgage, pledge or hypothecate any benefit under this Plan. The Administrator shall not recognize any attempt by a third party to attach, garnish or levy upon any benefit under the Plan except as provided by law or under the terms of a domestic relations order as described at Code §414(p).

ARTICLE VIII
PLAN ADMINISTRATION

8.1	Administrator
The Plan shall be administered by the individual selected by the Company. If no Administrator is named by the Company or the named Administrator has resigned or otherwise cannot perform the administrative duties under the Plan, the Compensation Committee of the Board Of Directors of the Company shall serve as Administrator. If no Compensation Committee exists, then the Board of Directors of the Company shall serve as the Administrator. However, in no event shall any Participant who sits on the Compensation Committee or Board participate in any decision concerning his or her benefit under the Plan. The Administrator shall serve at the pleasure of the Company who shall have the right to remove the Administrator at any time upon 30 days written notice. The Administrator shall have the right to resign upon 30 days written notice to the Company.

8.2	Duties Of Administrator
The Administrator shall be responsible to perform all administrative functions of the Plan. These duties include but are not limited to:
Communicating with Participants in connection with their rights and benefits under the Plan.
Reviewing investment preferences received from Participants.
Arranging for the payment of taxes (including income tax withholding), expenses and benefit payments to Participants under the Plan.
Filing any returns and reports due with respect to the Plan.
Interpreting and construing Plan provisions and settling claims and domestic relations orders in connection with Plan benefits.
Serving as the Plan's designed representative for the service of advises, reports, claims or legal process.

8.3	Delegation of Duties and Employment of Agents
The Administrator shall retain the right to delegate some or all of its ministerial duties required for the proper administration of the Plan to third parties. The Administrator shall also have the right and authority to employ agents such as accountants, auditors, attorneys, actuaries or any other professionals it deems necessary in the performance of any of its duties required under Plan terms.

8.4	Company
The Company has sole responsibility for the adoption and maintenance of the Plan. The Company through its Board shall have the power and authority to appoint the Plan's Administrator and any other professionals, including a Trustee, as may be required for the administration of the Plan or the Trust. The Company shall also have the right to remove any individual or party appointed to perform administrative, investment, fiduciary or other functions under the Plan. The Company may delegate any of its powers to the Plan Administrator, Board Member or Committee of the Board.

8.5	Administrative Fees And Expenses
All reasonable costs, charges and expenses incurred by the Administrator or the Trustee in connection with the administration of the Plan or the Trust shall be paid by the Company. Any fees due the Sponsor shall either be billed to the Company by the Sponsor or will be charged against assets held by the Sponsor as agreed between the Company and the Sponsor. Notwithstanding the foregoing, no Compensation other than reimbursement for expenses shall be paid to an Administrator who is an Employee of the Company.

ARTICLE IX
AMENDMENT AND TERMINATION

9.1	Amendment
The Company may at any time amend this Plan without the consent of any Participant or Beneficiary hereunder. No amendment shall deprive a Participant or Beneficiary of any of the benefits which he or she has accrued under the Plan.

9.2	Termination
Although the Company has established this Plan with a bona fide intention and expectation to maintain the Plan indefinitely, the Company may terminate or discontinue the Plan in whole or in part on the earlier of the date on which there is a Change of Control or as of the first business day in the Plan Year following the date on which the Company elects to terminate. Upon Plan termination, no further Deferrals or Company contributions shall be made except that the Company shall be responsible to pay any benefit attributable to Deferrals and Company contributions accrued as of the day preceding the effective date of termination plus investment earnings and less investment losses, taxes and expenses chargeable to the Participant's account up to the Benefit Distribution Date. The Administrator shall make distribution of the Participant's benefit as of the next Benefit Distribution Date.

ARTICLE X
MISCELLANEOUS

10.1	Total Agreement
This Plan, the executed Adoption Agreement and related administrative forms shall constitute the total agreement or contract between the Company and the Participant regarding the Plan. No oral statement regarding the Plan may be relied upon by the Participant.

10.2	Employment Rights
Neither the establishment of this Plan nor any modification thereof, nor the creation of any Trust or account, nor the payment of any benefits, shall be construed as giving a Participant or other person a right to employment with the Company or any other legal or equitable right against the Company except as provided in the Plan. In no event shall the terms of employment of any Employee be modified or in any way be affected by the Plan.

10.3	Governing Law
Construction, validity and administration of this Plan including the accompanying Adoption Agreement and administrative forms shall be governed by applicable Federal law and applicable state law in which the principal office of the Company is located.